UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2020 (March 31, 2020)

INFOR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-183494-06	01-0924667
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10011

(Address of principal executive offices) (Zip Code)

(646) 336-1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the act: None

Title of each class	Trading Symbol	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, on February 4, 2020, Infor, Inc. (the “Company” or “Infor”) announced that an affiliate of Koch Equity Development LLC entered into a definitive agreement to acquire the remaining equity stake in the Company’s parent companies held by Golden Gate Capital and its affiliates (the “Acquisition”). On March 31, 2020, the Acquisition was completed as more fully described below in this Current Report on Form 8-K. Infor is a voluntary filer and is not subject to the filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result of the completion of the Acquisition and redemption transactions described below, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a certification on Form 15 under the Exchange Act and does not intend to file future periodic reports with the SEC on a voluntary basis.

Item 5.01	Changes in Control of Registrant

On March 31, 2020, Koch Software Investments, LLC (“Koch”), an affiliate of Koch Equity Development LLC, the investment and acquisition subsidiary of Koch Industries, Inc. (“Koch Industries”), completed the Acquisition (such transaction, the “Change in Control Transaction”). As a result of the Change in Control Transaction, Koch, together with its affiliates, Koch Software Equity, LLC, Koch Software Resources, LLC and Koch Software Financing, LLC (collectively, the “Koch Affiliates”), beneficially owns all of the voting securities of Infor, and Infor became a standalone indirect subsidiary of Koch Industries.

The amount of funds required for the payment of the consideration for the Change in Control Transaction was funded by Koch with cash on hand.

Following the completion of the Change in Control Transaction, there are no arrangements or understandings among Golden Gate Capital, on the one hand, and Koch, the Koch Affiliates, and Koch Industries, on the other hand, with respect to the election of directors or any other matters pertaining to the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 31, 2020, the following individuals will no longer serve as directors of the Company: David Dominik, Jim Schaper, Rishi Chandna, Charles E. Phillips, Jr, Doug Ceto, Steve Feilmeier, Matthew Flamini, James B. Hannan, Sanjay Poonen, Tony Sementelli and Brett Watson. Following the closing of the Acquisition on March 31, 2020, the following individuals were elected to the board of directors of the Company: Gregory M. Giangiordano and Jay Hopkins. As of the time of this filing, the board of directors of the Company has not made a final determination regarding the committees of the board, if any, to which any of Messrs. Giangiordano, and Hopkins will be appointed. There have been no transactions involving Messrs. Giangiordano and Hopkins that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events

On March 30, 2020, Infor (US), Inc., a wholly owned subsidiary of the Company, issued notices of conditional full redemption to the holders of its 6.500% Senior Notes due 2022 (the “Dollar Notes”) and its 5.750% Senior Notes due 2022 (the “Euro Notes”) for the redemption in full of all of its outstanding $1.630 billion aggregate principal amount of Dollar Notes and €350 million aggregate principal amount of its Euro Notes on May 26, 2020 (the “Redemption Date”) at a redemption price equal to the sum of 100.000% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date. On March 31, 2020, as a result of the completion of the Acquisition, the condition to the redemption was satisfied.

On April 6, 2020, Infor issued a press release announcing the completion of the Change in Control Transaction, which is attached as Exhibit 99.1 hereto, and is incorporated into this report by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Infor, Inc. on April 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOR, INC.

Date: April 6, 2020	By:	/s/ Gregory M. Giangiordano
	Name:	Gregory M. Giangiordano
	Title:	Senior Vice President and General Counsel